UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  June 27, 2012

LRR Energy, L.P.

(Exact name of registrant as specified in its charter)

Delaware	001-35344	90-0708431
(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer
incorporation or organization)		Identification No.)

Heritage Plaza

1111 Bagby Street, Suite 4600

Houston, Texas 77002

(Address of principal executive offices)

Registrant’s Telephone Number, including Area Code: (713) 292-9510

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01   Entry into a Material Definitive Agreement.

Term Loan Agreement

On June 28, 2012, LRR Energy, L.P., a Delaware limited partnership (the “Partnership”), as parent guarantor, and its wholly owned subsidiary, LRE Operating, LLC, as borrower (“OLLC”), entered into a Second Lien Credit Agreement (the “Term Loan Agreement”) with the lenders from time to time party thereto and Wells Fargo Energy Capital, Inc., as administrative agent. The Term Loan Agreement provides for a $50 million senior secured second lien term loan to OLLC. OLLC used the borrowings under the Term Loan Agreement to repay outstanding borrowings under the Credit Agreement dated as of July 22, 2011, among OLLC as borrower, the Partnership as parent guarantor, the lenders party thereto, Wells Fargo Bank, National Association (“Wells Fargo”), as administrative agent, Bank of America, N.A., as syndication agent, and BNP Paribas, Citibank, N.A., and Royal Bank of Canada as co-documentation agents (as amended by that certain First Amendment thereto dated as of September 30, 2011 and that certain Second Amendment thereto dated as of June 8, 2012, the “Credit Agreement”). As of June 29, 2012, there were $50 million of borrowings outstanding under the Term Loan Agreement and $172.8 million of borrowings outstanding under the Credit Agreement. The borrowing base under the Credit Agreement will remain at $240 million with undrawn availability of $67.2 million.

The obligations under the Term Loan Agreement are guaranteed on a joint and several basis by the Partnership and are secured by a second priority mortgage and security interest in all assets of OLLC and the Partnership that secure OLLC’s and the Partnership’s existing indebtedness under the Credit Agreement.

Borrowings under the Term Loan Agreement mature on January 20, 2017, and, subject to the terms of the Intercreditor Agreement (described below), OLLC has the ability at any time to prepay the Term Loan Agreement without premium or penalty. Borrowings under the Term Loan Agreement bear interest, at OLLC’s option, at either

•                  the greatest of (i) the prime rate as determined by Wells Fargo, (ii) the federal funds effective rate plus 0.50% and (iii) the 30-day adjusted LIBOR plus 1.0%, all of which is subject to an applicable margin as follows:

•                  4.50% through March 31, 2013;

•                  6.00% from April 1, 2013 to December 31, 2013; and

•                  7.50% from January 1, 2014 to January 20, 2017; or

•                  the applicable reserve-adjusted LIBOR plus an applicable margin as follows:

•                  5.50% through March 31, 2013;

•                  7.00% from April 1, 2013 to December 31, 2013; and

•                  8.50% from January 1, 2014 to January 20, 2017.

Additionally, the Term Loan Agreement provides for an upfront fee of one percent of the aggregate maximum commitment amount, or $500,000.

The Term Loan Agreement contains various covenants and restrictive provisions which limit the ability of OLLC, the Partnership or any of their subsidiaries to incur additional debt, guarantees or liens; consolidate, merge or transfer all or substantially all of its assets; make certain investments, acquisitions or other restricted payments; modify certain material agreements; engage in certain types of transactions with affiliates; dispose of assets; incur commodity hedges exceeding a certain percentage of production; prepay certain indebtedness; and amend the Credit Agreement or grant any liens to secure any indebtedness under the Credit Agreement.

The Term Loan Agreement also contains covenants that, among other things, require OLLC and the Partnership to maintain specified ratios as follows:

•                  a leverage ratio of Total Debt to EBITDAX (as each term is defined in the Term Loan Agreement) of not more than 4.25 to 1.00;

•                  a current ratio of consolidated current assets to consolidated current liabilities of not less than 1.0 to 1.0; and

•                  an asset coverage ratio of Total Proved PV-10 to Total Debt (as each term is defined in the Term Loan Agreement) of not less than 1.50 to 1.00.

Events of default under the Term Loan Agreement include, but are not be limited to, the failure to make payments when due; any material inaccuracy in representations or warranties of OLLC; the breach of any covenants continuing beyond the cure period; a matured payment default under, or other event permitting acceleration of, any other material debt; a change in management or change of control; a bankruptcy or other insolvency event; certain material adverse effects on the business of OLLC, the Partnership or their subsidiaries; an event of default under the Credit Agreement; and the failure of any material provision of the Intercreditor Agreement to be in effect against holders of indebtedness under the Credit Agreement.

The foregoing description of the Term Loan Agreement is not complete and is qualified in its entirety by reference to the full text of the Second Lien Credit Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Third Amendment to Credit Agreement

On June 27, 2012, in connection with the entry into the Term Loan Agreement, the Partnership entered into a Third Amendment (the “Third Amendment”) to the Credit Agreement, that, among other things, (i) permits additional second lien indebtedness up to $50 million, (ii) permits the incurrence of liens in connection with such second lien indebtedness and (iii) provides for the Intercreditor Agreement described below.

The foregoing description is not complete and is qualified in its entirety by reference to the full text of the Third Amendment, which is filed as Exhibit 10.3 to this Current Report on Form 8-K and incorporated herein by reference.

Intercreditor Agreement

On June 28, 2012, in connection with the entry into the Term Loan Agreement and the Third Amendment, the Partnership also entered into an Intercreditor Agreement (the “Intercreditor Agreement”) by and among Wells Fargo, as first lien agent and collateral agent, Wells Fargo Energy Capital, Inc., as second lien agent, OLLC as borrower and the Partnership as parent guarantor. The Intercreditor Agreement (i) provides that any liens on the assets and properties of OLLC, the Partnership or any of their subsidiaries securing the indebtedness under the Term Loan Agreement are subordinate to liens on the assets and properties of OLLC, the Partnership or any of their subsidiaries securing indebtedness under the Credit Agreement and derivative contracts with lenders and their affiliates and (ii) sets forth the respective rights, obligations and remedies of the lenders under the Credit Agreement with respect to their first-priority liens and the lenders under the Term Loan Agreement with respect to their second-priority liens.

The foregoing description is not complete and is qualified in its entirety by reference to the full text of the Intercreditor Agreement, which is filed as Exhibit 10.4 to this Current Report on Form 8-K and incorporated herein by reference.

Item 2.03         Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information included in Item 1.01 above under the headings “Term Loan Agreement,” “Third Amendment to Credit Agreement” and “Intercreditor Agreement” is incorporated in this Item 2.03 by reference.

Item 8.01  Other Events.

Consistent with its hedging strategy, the Partnership entered into additional hedging contracts for the remainder of 2012 and 2013. As of June 28, 2012, the Partnership had the following outstanding commodity derivative contracts:

	Index	2H 2012	2013	2014	2015	2016
Natural Gas Positions
Swaps (MMBtus) (1)	NYMEX-HH	2,080,305	7,267,590	5,242,970	4,707,725	3,015,370
Weighted average price		$5.67	$5.15	$5.71	$5.92	$4.29

Collars (MMBtus) (1)	NYMEX-HH	1,410,560	—	—	—	—
Floor-Ceiling price		$4.75-7.31	$—	$—	$—	$—

Puts (MMBtus) (1)	NYMEX-HH	232,285	178,710	—	—	—
Strike price		$2.00	$3.00	$—	$—	$—

Total (MMBtus) (1)	NYMEX-HH	3,723,150	7,446,300	5,242,970	4,707,725	3,015,370
Weighted average price(2)		$5.09	$5.10	$5.71	$5.92	$4.29

Oil Positions
Swaps (Bbls) (3)	NYMEX-WTI	305,575	620,773	332,384	289,955	61,413
Weighted average price		$98.70	$95.19	$99.56	$97.60	$89.90

Puts (Bbls) (3)	NYMEX-WTI	5,250	—	—	—	—
Strike price		$70.00	$—	$—	$—	$—

Total (Bbls) (3)	NYMEX-WTI	310,825	620,773	332,384	289,955	61,413
Weighted average price(2)		$98.22	$95.19	$99.56	$97.60	$89.90

NGL Positions
Swaps (Bbls) (3)	Mont Belvieu	93,528	144,323	—	—	—
Weighted average price		$51.34	$50.49	$—	$—	$—

(1)          “MMBtus” means million Btu. “Btu” means one British thermal unit, the quantity of heat required to raise the temperature of a one-pound mass of water by one degree Fahrenheit.

(2)          Weighted average prices include swap prices, collar floor prices and put strike prices.

(3)          “Bbl” means one stock tank barrel, or 42 U.S. gallons liquid volume, used in reference to oil or other liquid hydrocarbons.

Swaps and options are used to manage the Partnership’s exposure to commodity price risk and basis risk inherent in its oil and natural gas production. Commodity price swap agreements are used to fix the price of expected future oil and natural gas sales at major industry trading locations such as Henry Hub Louisiana (“HH”) for gas and Cushing Oklahoma (“WTI”) for oil. Options are used to establish a floor and a ceiling price (collar) for expected oil or gas sales.

Item 9.01  Financial Statements and Exhibits.

(d)  Exhibits.

Exhibit No.	Description

10.1

Second Lien Credit Agreement dated as of June 28, 2012, among LRE Operating, LLC, as borrower, LRR Energy, L.P., as parent guarantor, the lenders from time to time party thereto and Wells Fargo Energy Capital, Inc., as administrative agent.

10.2

Second Amendment dated as of June 8, 2012 to Credit Agreement dated as of July 22, 2011, among LRE Operating, LLC, as borrower, LRR Energy, L.P., as parent guarantor, the lenders from time to time party thereto, Wells Fargo Bank, National Association, as administrative agent, Bank of America, N.A., as syndication agent, and BNP Paribas, Citibank, N.A. and Royal Bank of Canada, as co-documentation agents.

10.3

Third Amendment dated as of June 27, 2012 to Credit Agreement dated as of July 22, 2011, among LRE Operating, LLC, as borrower, LRR Energy, L.P., as parent guarantor, the lenders from time to time party thereto, Wells Fargo Bank, National Association, as administrative agent, Bank of America, N.A., as syndication agent, and BNP Paribas, Citibank, N.A. and Royal Bank of Canada, as co-documentation agents.

10.4

Intercreditor Agreement dated as of June 28, 2012, by and among Wells Fargo Bank, N.A., as first lien agent and collateral agent, Wells Fargo Energy Capital, Inc., as second lien agent, LRE Operating, LLC, as borrower, and LRR Energy, L.P., as parent guarantor.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LRR ENERGY, L.P.

	By:	LRE GP, LLC,
its general partner

Date: July 3, 2012		By:	/s/ Jaime R. Casas
		Name:	Jaime R. Casas
		Title:	Vice President, Chief Financial Officer
and Secretary

Exhibit Index

Exhibit No.	Description

10.1

Second Lien Credit Agreement dated as of June 28, 2012, among LRE Operating, LLC, as borrower, LRR Energy, L.P., as parent guarantor, the lenders from time to time party thereto and Wells Fargo Energy Capital, Inc., as administrative agent.

10.2

Second Amendment dated as of June 8, 2012 to Credit Agreement dated as of July 22, 2011, among LRE Operating, LLC, as borrower, LRR Energy, L.P., as parent guarantor, the lenders from time to time party thereto, Wells Fargo Bank, National Association, as administrative agent, Bank of America, N.A., as syndication agent, and BNP Paribas, Citibank, N.A. and Royal Bank of Canada, as co-documentation agents.

10.3

Third Amendment dated as of June 27, 2012 to Credit Agreement dated as of July 22, 2011, among LRE Operating, LLC, as borrower, LRR Energy, L.P., as parent guarantor, the lenders from time to time party thereto, Wells Fargo Bank, National Association, as administrative agent, Bank of America, N.A., as syndication agent, and BNP Paribas, Citibank, N.A. and Royal Bank of Canada, as co-documentation agents.

10.4

Intercreditor Agreement dated as of June 28, 2012, by and among Wells Fargo Bank, N.A., as first lien agent and collateral agent, Wells Fargo Energy Capital, Inc., as second lien agent, LRE Operating, LLC, as borrower, and LRR Energy, L.P., as parent guarantor.